UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 4, 2003

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	33-98490	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (203) 328-7300

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

On February 4, 2003, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), announced the pricing of its previously announced offering of $200 million Senior Notes due 2013 (the “Notes”). The Notes will accrue interest at a rate of 10.25% and were priced at 98.466% for total gross proceeds of $196,932,000. The net proceeds from the offering will be used to repay senior secured indebtedness as well as provide for general Partnership purposes including acquisitions.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1. Press Release dated February 4, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By: Star Gas LLC (General Partner)

By:	/s/ JAMES BOTTIGLIERI
Name:	James Bottiglieri
Title:	Vice President
Date:	February 6, 2003